ADIENT

PRESS RELEASE
May 5, 2020

Adient reports second quarter 2020 financial results

Company enhances financial flexibility and liquidity to manage through the COVID-19 crisis

- Impacted by COVID-19 and one-time, non-cash charges, Q2 GAAP net loss and EPS diluted of $(19)M and $(0.20) respectively; Q2 Adj.-EPS diluted of $0.62
- Q2 Adj.-EBITDA of $211M, up $20M y-o-y (includes ~$100M impact from COVID-19); Adj. EBITDA margin of 6.0%, up 150 bps y-o-y despite a 17% decline in revenue (decline primarily attributed to lost production volume associated with the pandemic)
- Cash and cash equivalents of $1,640M at March 31, 2020; implemented cash conservation actions to reduce monthly cash burn rate (defined as net cash outflow associated with operating the company) from ~$300M to ~$175M
- Subsequent to March 31, 2020, issued $600M of senior secured notes due 2025
- All of Adient's China operations have reopened; the automotive industry in China continues to trend in a positive direction

FY 2020 Q2 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,511M**	**$66M**	**$(19)M**	**$(0.20)**
vs. Q2 19	-17%	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$142M**	**$211M**	**$58M**	**$0.62**
vs. Q2 19	21%	10%	100%	100%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

RESPONSE TO COVID-19 AND RESUMING PRODUCTION

As Adient's second quarter progressed, the COVID-19 pandemic escalated to an unprecedented global crisis, which forced our customers in the Americas and Europe to suspend vehicle production while operations in China slowly restarted.

ADIENT
COVID-19 Return-to-Work Guide

Adient's primary focus throughout the pandemic has been to protect the health and safety of our employees through strict sanitization and hygiene protocols at all our facilities, temporary remote work arrangements, compliance with applicable government coronavirus guidelines, and other measures.

Just as we have taken measures to help ensure the safety of our employees, we have taken decisive actions to manage costs and protect the long-term health of our business. This included, but was not limited to:

- Reducing the pay of non-plant employees in the U.S. (including Adient's leadership team and board of directors fees)
- Short-time work models across various countries in Europe
- Numerous other austerity measures designed to protect Adient's cash flow and liquidity

Although much uncertainty lies ahead, we are encouraged by the positive developments in China, where all of Adient's 79 JV plants have reopened. The restart of Adient's China operations provided a proven framework that was used to develop detailed restart procedures for Americas and EMEA, which are in the early stages of reopening (access Adient's COVID-19 Return-to-Work Guide at www.adient.com). By working closely with our customers, Adient has identified the plants that will be first to restart based on our customers' needs and supplier availability. We are prepared to ramp up operations as our customers return to work and increase vehicle production around the world.

ENHANCING ADIENT'S FINANCIAL FLEXIBILITY

Regarding liquidity, Adient has taken proactive measures to bolster its cash position and preserve financial flexibility. Total liquidity at March 31, 2020 was approximately $1.8B, comprised of cash on hand totaling $1,640M (including $825M of drawn revolver) and approximately $175M of remaining capacity under the revolving line of credit. As of April 30, 2020, the drawn portion of the revolver decreased to $338M and undrawn capacity totaled approximately $504M. Subsequent to the quarter close, Adient issued $600M of senior secured notes due 2025 to further increase its liquidity. In addition, proceeds from previously announced strategic actions, which are expected to close before Sept. 30, 2020, are expected to total approximately $575M.

SUPPORTING OUR COMMUNITIES

Adient employees are using their expertise to support their local communities and our automaker customers through various manufacturing initiatives. Teams throughout Europe and North America are participating in efforts such as the design and production of face protection and 3D printing parts for face shields.

> ***"Adient is executing numerous actions to offset the effects of this global disruption, reduce our cash burn rate and increase our liquidity. While we cannot predict how long this crisis will last, we know that it will pass — and when it does, Adient will be ready to get back to business."***
>
> ***— Doug Del Grosso, President and Chief Executive Officer***

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 20	Q2 19	Q2 20	Q2 19	Q2 20	Q2 19
$106M	$34M	**$62M**	$59M	**$63M**	$123M

Americas: Positive business performance (e.g. lower launch costs, ops waste and commercial benefits), combined with decreased SG&A costs and lower commodity costs, drove the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes (resulting from production stoppages at our customers).

EMEA: Positive business performance (e.g. lower launch costs, ops waste and commercial benefits), combined with decreased SG&A costs, drove the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes (resulting from production stoppages at our customers).

Asia: A significant reduction in China production volume, driven by customer production stoppages due to COVID-19, was the primary driver of the y-o-y decline. Partially offsetting the impact of lower volume, was the positive impact of improved business performance (e.g. commercial benefits and lower launch costs).

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 20*	YTD 19*		03/31/20	09/30/19
OPERATING CASH FLOW	**$183M**	$40M	CASH & CASH EQUIVALENTS	**$1,640M**	$924M
CAPITAL EXPENDITURES	**$(185)M**	$(252)M	TOTAL DEBT	**$4,563M**	$3,738M
FREE CASH FLOW	**$(2)M**	$(212)M	NET DEBT	**$2,923M**	$2,814M

*Free Cash Flow Q2 20 $(150)M, Q2 19 of $60M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"Adient has taken proactive measures to bolster its cash position. These actions, combined with cash conservation initiatives and previously announced strategic transactions, provide the company with strong liquidity and flexibility to manage through the COVID-19 crisis."

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

Q2 KEY OPERATING METRICS

		Q2 20	Q2 19	
SALES	CONSOLIDATED	**$3,511M**	$4,228M	The negative impact of volume / mix (incl. an approximate $530M impact of COVID-19) was the primary driver of the 17% decline
SALES	UNCONSOLIDATED SEATING AND SS&M	**$1,214M**	$1,920M	Significantly lower vehicle production in China drove the y-o-y decline
	ADJUSTED EQUITY INCOME*	**$10M**	$63M	Lower vehicle production in China was the primary driver of the y-o-y decline; the planned divestiture of YFAI impacted the y-o-y comparison by $4M
	INTEREST EXPENSE	**$50M**	$40M	In line with company expectations given Adient's debt and cash position
	ADJUSTED EFFECTIVE TAX RATE *	**13.8%**	29.9%	Q2FY20 adj. effective tax rate based on actual tax rate calculation versus an effective tax rate calculation; reflects geographic composition of earnings

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD

As the impact of COVID-19 intensified, Adient took immediate and appropriate actions to help "weather the storm" and protect the financial health of the company. Due to the pandemic's significant global economic impact on consumers, we expect lower demand for vehicles and a smaller post-crisis automotive industry for some time. To address this expected near-term outcome, Adient is planning to execute additional measures to resize its business to drive profitability and cash generation in this lower sales environment. When the industry has fully recovered, we anticipate that the actions we have taken to resize the business and lower the cost base will enable Adient to emerge as a stronger company with earnings and cash generation comparable to those of its closest peers.

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 81,000 employees in 34 countries, Adient operates 220 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 23 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to close the sale of its fabrics business, including receipt of necessary regulatory approvals, the ability of Adient to close the transactions subject to the Yanfeng agreement, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to execute its turnaround plan, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and subsequent quarterly reports on Form 10-Q filed with the SEC, as well as within Adient's Current Report on Form 8-K filed on April 20, 2020, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2020 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2020	2019
Net sales	$3,511	$4,228
Cost of sales	3,274	4,031
Gross profit	237	197
Selling, general and administrative expenses	127	168
Restructuring and impairment costs	52	113
Equity income (loss)	8	62
Earnings (loss) before interest and income taxes	66	(22)
Net financing charges	50	40
Other pension expense (income)	(2)	—
Income (loss) before income taxes	18	(62)
Income tax provision (benefit)	16	64
Net income (loss)	2	(126)
Income attributable to noncontrolling interests	21	23
Net income (loss) attributable to Adient	$(19)	$(149)

Diluted earnings (loss) per share	$(0.20)	$(1.59)

Shares outstanding at period end	93.9	93.6
Diluted weighted average shares	93.8	93.5

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2020	2019
Assets
Cash and cash equivalents	$1,640	$924
Accounts receivable - net	1,344	1,905
Inventories	775	793
Assets held for sale	40	—
Other current assets	477	494
Current assets	4,276	4,116

Property, plant and equipment - net	1,591	1,671
Goodwill	2,018	2,150
Other intangible assets - net	381	405
Investments in partially-owned affiliates	1,279	1,399
Assets held for sale	157	—
Other noncurrent assets	944	601
Total assets	$10,646	$10,342

Liabilities and Shareholders' Equity
Short-term debt	$846	$30
Accounts payable and accrued expenses	2,490	3,073
Liabilities held for sale	36	—
Other current liabilities	851	732
Current liabilities	4,223	3,835

Long-term debt	3,717	3,708
Liabilities held for sale	10	—
Other noncurrent liabilities	778	559
Redeemable noncontrolling interests	35	51
Shareholders' equity attributable to Adient	1,541	1,848
Noncontrolling interests	342	341
Total liabilities and shareholders' equity	$10,646	$10,342

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2020	2019
Operating Activities
Net income (loss) attributable to Adient	$(19)	$(149)
Income attributable to noncontrolling interests	21	23
Net income (loss)	2	(126)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	72	72
Amortization of intangibles	10	10
Pension and postretirement benefit expense (benefit)	—	1
Pension and postretirement contributions, net	(14)	(7)
Equity in earnings of partially-owned affiliates, net of dividends received	(1)	(35)
Deferred income taxes	10	42
Non-cash restructuring and impairment charges	—	66
Equity-based compensation	(3)	2
Other	2	—
Changes in assets and liabilities:
Receivables	113	(230)
Inventories	(53)	7
Other assets	40	27
Restructuring reserves	(15)	(56)
Accounts payable and accrued liabilities	(199)	400
Accrued income taxes	(20)	(5)
Cash provided (used) by operating activities	(56)	168
Investing Activities
Capital expenditures	(94)	(108)
Sale of property, plant and equipment	4	21
Settlement of cross-currency interest rate swap	10	—
Loans to affiliates	—	11
Other	—	4
Cash provided (used) by investing activities	(80)	(72)
Financing Activities
Increase (decrease) in short-term debt	835	1
Repayment of long-term debt	(2)	(1)
Debt financing costs	(1)	(4)
Dividends paid to noncontrolling interests	(5)	(7)
Other	(1)	—
Cash provided (used) by financing activities	826	(11)
Effect of exchange rate changes on cash and cash equivalents	(15)	—
Increase (decrease) in cash and cash equivalents	$675	$85

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended March 31,
(in millions)	2020	2019
Net Sales
Americas	$1,641	$1,915
EMEA	1,488	1,778
Asia	444	599
Eliminations	(62)	(64)
Total net sales	$3,511	$4,228

	Three Months Ended March 31,
(in millions)	2020	2019
Adjusted EBITDA
Americas	$106	$34
EMEA	62	59
Asia	63	123
Corporate-related costs (1)	(20)	(25)
Restructuring and impairment costs (2)	(52)	(113)
Purchase accounting amortization (3)	(11)	(10)
Restructuring related charges (4)	(7)	(14)
Stock based compensation	3	(2)
Depreciation	(72)	(72)
Other items (5)	(6)	(2)
Earnings (loss) before interest and income taxes	66	(22)
Net financing charges	(50)	(40)
Other pension income (expense)	2	—
Income (loss) before income taxes	$18	$(62)

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended March 31,
(in millions, except per share data)	2020	2019
Income available to shareholders
Net income (loss) attributable to Adient	$(19)	$(149)

Weighted average shares outstanding
Basic weighted average shares outstanding	93.8	93.5
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	93.8	93.5

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended March 31, 2020 and 2019 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Free cash flow is defined as cash from operating activities less capital expenditures.
•	Net debt is calculated as gross debt less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended March 31,
	2020			2019
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,511	$—	$3,511	$4,228	$—	$4,228
Cost of sales (6)	3,274	(3)	3,271	4,031	(14)	4,017
Gross profit	237	3	240	197	14	211
Selling, general and administrative expenses (7)	127	(19)	108	168	(11)	157
Restructuring and impairment costs (2)	52	(52)	—	113	(113)	—
Equity income (loss) (8)	8	2	10	62	1	63
Earnings (loss) before interest and income taxes (EBIT)	66	76	142	(22)	139	117

Memo accounts:
Depreciation			72			72
Stock based compensation costs			(3)			2
Adjusted EBITDA			$211			$191

Net financing charges	50	—	50	40	—	40
Other pension expense (income)	(2)	—	(2)	—	—	—
Income (loss) before income taxes	18	76	94	(62)	139	77
Income tax provision (benefit) (9)	16	(3)	13	64	(41)	23
Net income (loss) attributable to Adient	(19)	77	58	(149)	178	29
Diluted earnings (loss) per share	(0.20)	0.82	0.62	(1.59)	1.90	0.31
Diluted weighted average shares	93.8	0.4	94.2	93.5	0.3	93.8

Appendix

Segment Performance:

	Three months ended March 31, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,641	$1,488	$444	$(62)	$3,511

Adjusted EBITDA	$106	$62	$63	$(20)	$211

Adjusted EBITDA margin	6.5%	4.2%	14.2%	N/A	6.0%

	Three months ended March 31, 2019
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,915	$1,778	$599	$(64)	$4,228

Adjusted EBITDA	$34	$59	$123	$(25)	$191

Adjusted EBITDA margin	1.8%	3.3%	20.5%	N/A	4.5%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended March 31,
	2020			2019
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$18	16	88.9%	$(62)	64	n/m
Adjustments	76	(3)	(3.9)%	139	(41)	(29.5)%
As adjusted	$94	$13	13.8%	$77	$23	29.9%

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended March 31,
(in millions)	2020	2019
Net income (loss) attributable to Adient	$(19)	$(149)
Restructuring and impairment costs	52	113
Purchase accounting amortization	11	10
Restructuring related charges	7	14
Other items	6	2
Impact of adjustments on noncontrolling interests (10)	(2)	(2)
Tax impact of above adjustments and other tax items (9)	3	41
Adjusted net income attributable to Adient	$58	$29

Refer to the Footnote Addendum for footnote explanations

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended March 31,
	2020	2019
Diluted earnings (loss) per share as reported	$(0.20)	$(1.59)
Restructuring and impairment costs	0.55	1.20
Purchase accounting amortization	0.12	0.11
Restructuring related charges	0.08	0.15
Other items	0.06	0.02
Impact of adjustments on noncontrolling interests	(0.02)	(0.02)
Tax impact of above adjustments and other tax items	0.03	0.44
Adjusted diluted earnings per share	$0.62	$0.31

The following table presents calculations of net debt:

	March 31,	September 30,
(in millions)	2020	2019
Cash	$1,640	$924
Total debt	4,563	3,738
Net debt	$2,923	$2,814

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,
(in millions)	2020	2019
Operating cash flow	$(56)	$168
Capital expenditures	(94)	$(108)
Free cash flow	$(150)	$60

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	FY20		FY19
(in millions)	Q2	YTD	Q2	YTD
Adjusted EBITDA	$211	$508	$191	$367
(+/-) Net equity in earnings	(3)	(110)	(37)	(119)
(-) Restructuring (cash)	(20)	(40)	(67)	(90)
(+/-) Net Customer Tooling	(8)	(2)	(3)	30
(+/-) Past Due Receivables	(2)	9	20	2
(+/-) Trade Working Capital (Net AR/AP + Inventory)	(101)	90	71	(73)
(+/-) Accrued Compensation	(23)	(84)	74	38
(-) Interest paid	(56)	(105)	(58)	(70)
(+/-) Tax refund/taxes paid	(26)	(55)	(27)	(48)
(+/-) Other	(28)	(28)	4	3
Operating cash flow	(56)	183	168	40
Capital expenditures	(94)	(185)	(108)	(252)
Free cash flow	$(150)	$(2)	$60	$(212)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended March 31,
(in millions)	2020	2019
Restructuring charges	$(52)	$(47)
Long-lived asset impairment - SS&M	—	(66)
	$(52)	$(113)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2020	2019
Futuris integration	$—	$(2)
Transaction costs	(6)	—
	$(6)	$(2)

(6) The adjustments to cost of sales include:

	Three Months Ended March 31,
(in millions)	2020	2019
Restructuring related charges	$(3)	$(11)
Futuris integration	—	(2)
Other	—	(1)
	$(3)	$(14)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended March 31,
(in millions)	2020	2019
Purchase accounting amortization	$(10)	$(9)
Transaction costs	(6)	(1)
Restructuring related charges	(3)	(1)
	$(19)	$(11)

Appendix

(8) The adjustments to equity income include:

	Three Months Ended March 31,
(in millions)	2020	2019
Restructuring related charges	$1	$1
Purchase accounting amortization	1	—
	$2	$1

(9) The adjustments to income tax provision (benefit) include:

	Three Months Ended March 31,
(in millions)	2020	2019
Valuation allowances	$—	$(45)
Impairment of YFAI investment	—	2
Tax rate change	1	—
Other reconciling items	(4)	2
	$(3)	$(41)

(10) Reflects the impact of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.